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EXHIBIT 10.3

                             STOCK PLEDGE AGREEMENT


      THIS STOCK PLEDGE AGREEMENT is made as of the 27th day of March, 2002 by and between Frank W. Getman Jr., an individual residing at 410 Richards Avenue, Portsmouth, New Hampshire (the "Pledgor"), and BayCorp Holdings, Ltd., a Delaware corporation, with a principal place of business at 51 Dow Highway, Unit 7, Eliot, Maine (the "Company").

      WHEREAS, the Pledgor is exercising certain incentive stock options and nonstatutory stock options to acquire shares of the Company's common stock;

      WHEREAS, the Pledgor is exercising 34,184 non-statutory stock options at an exercise price of Four Dollars and Ninety Cents ($4.90) per share for a total number of 34,184 shares of the Company's common stock (the "Shares") at an aggregate purchase price of One Hundred Sixty Seven Thousand, Five Hundred One Dollars and Sixty Cents ($167,501.60) ("Purchase Price");

      WHEREAS, the Pledgor is borrowing the Purchase Price from the Company pursuant to the terms of the Pledgor's promissory note dated as of the date hereof (the "Note");

      WHEREAS, as the sole collateral for the Note, the Pledgor has agreed to pledge the Shares pursuant to the terms hereof; and

      WHEREAS, the Company shall take possession of the Shares pursuant to the terms of this Pledge Agreement.

      NOW THEREFORE, in consideration of the covenants and mutual promises set forth herein, the parties agree as follows:

      1. PLEDGE. The Pledgor hereby pledges the Shares to secure the payment of the Note.

      2. DEPOSIT. The Pledgor hereby deposits with the Company certificates evidencing the Shares and stock transfer powers for the Shares which are endorsed in blank (the "Stock Powers"). The Company shall hold such Shares and Stock Powers subject to the terms of this Pledge Agreement.

      3. ENCUMBRANCE; HOLDING CERTIFICATES. The Company shall not encumber or dispose of the Shares except as provided in this Pledge Agreement. The Company shall keep and preserve the certificates until such time that the Company is required to deliver the certificates to the Pledgor in accordance with Section 8, 10, or 11, or until such time that the Company is required or allowed to otherwise dispose of the certificates in accordance with the terms of this Pledge Agreement.


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      4.    DIVIDENDS. During the term of this Pledge Agreement, and so long as the Pledgor is not in default under the Note, all dividends and other amounts payable with respect to the Shares shall be collectible by the Pledgor for his own use and benefit, unless otherwise provided herein.

      5. VOTING. During the term of this Pledge Agreement, and so long as the Pledgor is not in default under the Note, the Pledgor shall have the right to vote the Shares on all corporate questions and may exercise all rights and privileges of ownership thereof, provided, however, the Pledgor shall not further pledge the equity in the Shares as collateral or otherwise encumber the Shares in any way.

      6. SHARE DIVIDENDS. In the event that, during the term of this Pledge Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Company, all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be immediately delivered to and held by the Company under the terms of this Pledge Agreement in the same manner as the Shares held hereunder.

      7. WARRANTS. In the event that during the term of this Pledge Agreement subscription warrants or any other rights or options of any kind shall be issued in connection with the Shares held hereunder, such warrants, rights and options shall be immediately assigned by the Pledgor to the Company under this Pledge Agreement.

      8. SALE OF SHARES. Notwithstanding any other provision of this Pledge Agreement, the Pledgor may sell the Shares held pursuant to this Pledge Agreement during the term hereof so long as the proceeds of such sale are first applied to pay the outstanding amount due under the Note. Upon notice that the Pledgor desires to sell the Shares, the Company shall release the certificates to the Pledgor so that the Pledgor can consummate a sale of the Shares in accordance with this Section 8. In the event that the sale is not consummated, the Pledgor shall return the certificates to the Company to be held subject to the terms of this Pledge Agreement.

      9. DEFAULT. If the Pledgor is in default under the Note, the Company, after giving the Pledgor prior written notice, may retain or sell the Shares. If the Company retains the Shares, it may execute the Stock Powers in its own name. The Company shall calculate the total value of the retained Shares based on the then current and readily ascertainable market price and shall remit to the Pledgor the excess of the total value of the Shares over the amount due under the Note. Alternatively, the Company shall use commercially reasonable efforts to sell the Shares. In the event of a sale, the Company may execute the Stock Powers in favor of the person or entity purchasing the Shares. The Company shall account to the Pledgor for the proceeds of such sale and shall remit to the Pledgor the excess of the sale proceeds over the amount due under the Note plus the reasonable costs of the sale. The decision whether to retain or sell the Shares shall be made in the Company's sole discretion.

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      10.   SATISFACTION OF NOTE. If the Pledgor has not reacquired possession of the certificates as provided in Section 8 above, upon the Pledgor's satisfaction of the Note, the Company shall deliver the certificates and Stock Powers to the Pledgor.

      11. PARTIAL SATISFACTION OF NOTE. If the Pledgor pays a portion of the outstanding principal amount due under the Note, the Pledgor shall be entitled to receive from the Company a portion of the Shares pledged hereunder. Upon such partial payment of the Note, the Company shall retain that number of Shares having an aggregate fair market value equal to two times the Pledgor's remaining indebtedness, and the Company shall release to the Pledgor a certificate or certificates evidencing the excess Shares. The Company shall calculate the number of Shares to be released hereunder and it shall not be obligated to release fractional Shares. The Shares released to Pledgor in accordance with this Section 11 shall no longer be subject to the provisions of this Pledge Agreement.

      12. DISPUTE. In the event of a dispute between the Pledgor and the Company as to the disposition of Shares and/or any funds and/or any other rights held by the Company from time to time acquired in connection with this Pledge Agreement, or as to the propriety of any acts or refusal to act by the Company under this Pledge Agreement, the Company may, following the giving of ten (10) days prior written notice to the Pledgor, in the form and the manner described for giving notice in this Agreement, deposit in a court of competent jurisdiction, the certificates, Stock Powers and any funds then held thereunder.

      13. NOTICES. All notices or communications provided for herein or incidental to the transactions contemplated hereby shall be in writing and shall be deemed duly given if delivered personally or sent by certified or registered mail, return receipt requested, to the parties at the following addresses or such other addresses as a party may theretofore have specified by notice in writing as aforesaid:

              To Pledgor:          Frank W. Getman
                                   410 Richards Avenue
                                   Portsmouth, New Hampshire 03801

              To the Company:      BayCorp Holdings, Ltd.
                                   51 Dow Highway, Unit 7
                                   Eliot, Maine 03903

      14. GOVERNING LAW; JURISDICTION. This Pledge Agreement shall be construed and interpreted according to the laws of the State of New Hampshire. The parties agree that any suit or action shall only be brought and maintained in the New Hampshire state courts and the federal courts sitting in New Hampshire, and the parties hereby consent to such jurisdiction.

      15. AMENDMENT. This Agreement may only be amended by a writing signed by both of the parties hereto.


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                            [Signature Page Follows]



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      IN WITNESS WHEREOF, the undersigned have placed their hands and seals on the date first above-written.


                                        COMPANY:

                                        BAYCORP HOLDINGS, LTD.


                                        By: /s/ Patrycia T. Barnard
                                            -----------------------------------
                                            Name:  Patrycia T. Barnard
                                            Title: Treasurer and Vice President
                                                   of Finance

                                        PLEDGOR:


                                        /s/ Frank W. Getman Jr.
                                        ----------------------------------------
                                        Frank W. Getman Jr.